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                                                                   EXHIBIT 4.1.2

                             STOCK PURCHASE WARRANT

         This Stock Purchase Warrant (this "Warrant") is issued this _______ day of ________________, 1999, by State Communications, Inc., a South Carolina corporation (the "Company"), to _____________________________ (such person or entity and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

         WHEREAS, the Company is issuing up to $5 million in debt securities designated "Series 1999 Notes" (the "Notes") in an offering to accredited investors (the "Notes");

         WHEREAS the agreement between the Company and purchasers of Notes is that for each $1,000 of Notes purchased, the Company will grant to such purchaser a warrant to purchase 36 shares of Company common stock (with lesser amounts resulting in a pro rata reduction of the shares subject to the warrant);

         WHEREAS Holder has purchased $______________ of Notes;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

         1. ISSUANCE OF WARRANT; TERM. The Company hereby grants to Holder the right to purchase _______________ shares of the Company's common stock (the "Common Stock," and the shares of Common Stock issuable upon exercise of this Warrant being hereinafter referred to as the "Shares"). This Warrant shall be exercisable at any time and from time to time from the date hereof until the third anniversary of the date hereof.

         2. EXERCISE PRICE; EXERCISE. (a) The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be Two Dollars and No Cents ($2.00). This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) at any time after the date hereof as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: ______________________, Greenville, SC 29601 or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased.

                  (b) The Exercise Price shall be payable, at the option of the Holder, (i) by check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or
(iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value (as mutually agreed upon by the parties hereto) equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

                  (c) The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.


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         3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has the corporate power to own and operate its properties, to carry on its business as now conducted, to execute, issue and deliver this Warrant, to issue the Shares, and to perform its obligations under this Warrant. The Company is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on the Company's financial condition or its ability to conduct its business in the manner now conducted.

                  (b) The execution and delivery of this Warrant and the performance by the Company of its obligations hereunder, including the issuance of the Shares, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or bylaws of the Company, or any agreement binding upon the Company or its properties. The officer(s) executing this Agreement, the Notes and all of the other Loan Documents to which the Company is a party are duly authorized to act on behalf of the Company.

                  (c) This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles. All Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes (other than income or an intangibles tax owed by Holder), liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof.

                  (d) Capitalization. The authorized capital stock of the Company consists solely of (i) 50,000,000 shares of common stock, $0.001 par value per share, of which 10,324,462 shares are currently outstanding, (ii) 10,000,000 shares of "blank check" preferred stock, of which 4,711,672 shares of Series 1998 Preferred Stock are authorized, issued and outstanding (all such outstanding common stock and preferred stock being hereinafter referred to as the "Capital Stock"). All of the outstanding shares of Capital Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were issued free of preemptive rights. Except for the currently outstanding shares of Capital Stock, there are no shares of capital stock or other securities of the Company issued or outstanding. Except as set forth on Schedule A or as contemplated in this Warrant, there are no outstanding options, warrants or rights to purchase or acquire from the Company any securities of the Company.

         4. COVENANTS AND CONDITIONS.

                  (a) Holder acknowledges as follows: Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

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                  (b) The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

         5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section. Holder shall give the Company ten (10) days prior written notice of its intention to transfer this Warrant.

         6. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein or in other agreements between the Company and the Holder, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company.

         7. ADJUSTMENT UPON CHANGES IN STOCK.

                  (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 7(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                  (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 7(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

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         8. CERTAIN NOTICES. In case at any time the Company shall propose to
(i) declare any cash dividend upon its Common Stock; (ii) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock; (iii) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights; (iv) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; (v) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or
(vi) redeem or purchase any shares of its capital stock or securities convertible into its capital stock; then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         9. MISCELLANEOUS.

                  (a) Successors and Assigns Included in Parties. Except as expressly provided herein, the rights and obligations under this Warrant shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

                  (b) Severability. If any provision(s) of this Warrant or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  (c) Notices. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth in the Loan Agreement, or at such other addresses as may be provided in writing.

                  (d) Entire Agreement. This Warrant represents the entire agreement between the parties concerning the subject matter hereof.

                  (e) Governing Law and Amendments. This Warrant shall be construed and enforced under the laws of the State of South Carolina applicable to contracts to be wholly performed in such State. This Warrant may not be amended except by a writing signed by all parties hereto.

                  (f) Construction and Interpretation. Should any provision of this Warrant require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that all parties and their respective agents have participated in the preparation hereof.

                   END OF PAGE -- NEXT PAGE IS SIGNATURE PAGE

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                    SIGNATURE PAGE OF STOCK PURCHASE WARRANT


         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                  COMPANY:        State Communications, Inc.,
                                  a South Carolina corporation


                                  By:______________________________________

                                  Title:___________________________________



                  HOLDER:         _________________________________ (print name)


                                  By:_______________________________ (signature)

                                  Title:________________________ (if applicable)


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                                   SCHEDULE A

Outstanding options, warrants or rights to acquire from the Company any Company securities.


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